EXHIBIT 4.48

Trademark License Agreement

The trademark license agreement was signed on January 1, 2011 between and by both parties to the agreement in Pudong New Area, Shanghai.

Shanda Computer (Shanghai) Co., Ltd., with its registered domicile being Room 712-A, No. 625, Zhangjiang Road, Shanghai, China, is a company established and exists in accordance with laws of the People’s Republic of China (hereinafter referred to as the “licensor”.)

Shanghai Shanda Networking Co., Ltd., with its registered domicile being Room 712-A, No. 625, Zhangjiang Road, Shanghai, China, is is a company established and exists in accordance with laws of the People’s Republic of China. (hereinafter referred to as the “licensor”.)

Shengqu Information Technology (Shanghai) Co., Ltd., with its registered domicile being Building 1, No. 690, Bibo Road, Pudong New Area, Shanghai, China, is a company established and exists in accordance with laws of the People’s Republic of China ((hereinafter referred to as the “licensee”.)

Description

A.	In accordance with law, the licensor is the registration owner of the trademark.

B.	The licensor and the licensee agree to permit the licensee to use trademarks of the licensor in accordance with the agreement.

Formal Articles

1.	General Rules

1.1.	Definition

Except as otherwise required in the context, in this agreement,

The “agreement” refers to this trademark license agreement.

CIETAC refers to China International Economic and Trade Arbitration Commission

“Confidential information” refers to written or oral information that the licensor believes is confidential and proprietary, all undisclosed technical or financial relating to trademark, but excluding the following information that the licensee can confirm:

(a)	These information is not confidential information when being disclosed or after being disclosed, except it is disclosed violating the Agreement; or

(b)	Is obtained legally from other party that has the right to disclose the information in accordance with law.

“Effective Day” refers to the date on which the Agreement is signed.

“Force majeure” refers to all events that will happen after the Agreement is signed that are uncontrollable by both parties, unforeseeable, unavoidable and cannot be overcome even if foreseen. These events will all or partly influence both parties to perform the Agreement, including but not limited to earthquake, typhoon, flood, fire hazards, pestilence or any other natural disaster, war, strike or other industrial behavior, political upheaval and turmoil or other event that are unforeseeable, and whose occurrence or results unpreventable or unavoidable.

“License Area” refers to the whole world.

“Both Parties” refers to the licensor and the licensee.

“China” refers to the People’s Republic of China, and for the purpose of the Agreement, excluding Hong Kong and Macao Special Administrative Regions and Taiwan Region.

“One trademark” or “Many Trademark” refers to one or many trademarks listed in Appendix 2.

1.2.	Reference

Except otherwise required in the context, in the Agreement:

(a)	The reference such as “including” or “includes” must be understood as the meaning of having “but not limited”.

(b)	Reference such as article, appendix or annex refers to the article, appendix or attachment in the Agreement or relating to the Agreement;

(c)	Appendix or annex is the component part of the Agreement;

(d)	Reference for any agreement or document is the reference for the Agreement or document after being amended, updated, restated or replaced (if applicable, any other article of the Agreement or document; and

(e)	The reference for the Agreement or any other document or arranged by one party include executor, alternative, successor and approved transferee of the party.

2.	License, license fee and other charges.

2.1.	License

Limited by article of the Agreement, on and from the date the Agreement comes into force, the licensor permits the licensee and the licensee accepts the license and uses the trademarks listed in Appendix 1 within licensed fields on the basis of non-exclusive license and non-transferability.

2.2.	License charge

The license of the Agreement is free license.

2.3.	Other charges

In the process of using trademark, if any charge is incurred, including but not limited to handling charges, trademark refused for retrial or dispute, charges caused by dispute and infringement case arising of using the trademark, and other charges relating to using trademarks, shall all be borne by the licensee of the Agreement. If the aforesaid charges are already borne by the licensor, the licensee shall compensate the licensor.

3.	Guarantee and Confirmation

3.1.	Guarantee of the licensor

The licensor guarantees:

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(a)	it has the right to permit the licensee to use the trademark in accordance with the Agreement;

(b)	it will abide by and obey applicable law and implement all necessary events to ensure the licensee can exercise, enforce and enjoy all rights and obligation under the Agreement, including, if the licensee itself cannot obtain the permit, license or approval that may be required for the licensee to continue to exercise, enforce and enjoy all rights and obligations under the Agreement, the licensor shall help the licensee to obtain these permit, license or approval; and

(c)	it will not take any action that damages and is inconsistent with the right, under the Agreement, the licensee exercises the right under the Agreement.

3.2.	Reliance on Guarantee

The licensor confirms the licensee signs the Agreement and agrees to participate in deal formulated by it in accordance with the statement and promise made by the licensor in Chapter 3.

3.3.	Conditions of Agreement

(a)	The license granted by the Agreement is on the condition of the following contents:

(1)	Trademark is the property legally held by the licensor;

(2)	The use of trademark by the licensee shall not damage the licensor’s rights;

(3)	The Agreement has not any content:

A.	granting the licensee trademark proprietary right and interests; or

B.	Constituting the sales or transfer of trademark to the licensee;

(4)	Except granting the license the right to use trademark in accordance with articles of the Agreement, the Agreement does not grant the licensee any other right relating to trademark.

3.4.	Licensee’s requirement

The licensee shall not itself and shall not help any third party:

(a)	Question, negate or dispute the following contents in any country or region:

(1)	The licensor’s trademark right; or

(2)	The effectiveness or enforceability of trademark;

(b)	Take any action that is inconsistent with the right and interest of trademark held by the licensor.

4.	Term and Termination

4.1.	Term

The term of this license agreement is forever.

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4.2.	Termination

(a)	After any of the following events, any party can notify in writing the other party to terminate the Agreement immediately, the notifying party does not need to bear any contract-violating responsibility for it:

(1)	When one party seriously violates the Agreement, and if the violation can be remedied, fails to make remedy within thirty (30) days after receipt of written notice from the other party;

(2)	One party goes bankrupt, is unable to repay debt, goes into solvency or dissolution procedure or no longer engage in business or unable to pay due debt; or

(3)	In accordance with Article 5.3, over ninety (90) days have passed after force majeur happens.

(b)	After written notice in Article 4.2 (a) is given:

(1)	The Agreement shall not be carried out, except any right and obligation generated or right claim enforced at or before the termination.

4.3.	The Termination of the Use of Trademark

When the Agreement terminates, the licensee must:

(a)	Immediately pay to the licensor all due and payable sums in accordance with article 2.3;

(b)	Immediately stop the use of trademark or any similar trademark;

(c)	Shall not attempt to register or use trademark similar to these trademarks; and

(d)	At the request of the licensor, take any further reasonable action to confirm the licensee shall not claim any right relating to the trademark.

5.	Force Majeure

5.1.	Obligations to notify and halt

If one party is influenced or may be influenced by force majeure event:

(a)	The party must immediately notify the other party of the fact, including:

(1)	All details of the force majeure even;

(2)	The estimation of the time the event may last;

(3)	The obligation influenced and the influence degree;

(4)	Steps planned to take to reduce loss and lower negative influence; and

(b)	As long as the force majeure event still continues, within the limit influenced by relevant force majeure, the notice sender suspends the performance of its obligation under the agreement.

5.2.	Efforts to Overcome

Claim the party influenced by force majeure event must do its best to eliminate and overcome as soon as possible or minimize the influence of the force majeure event.

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5.3.	Termination

If the force majeure event last over ninety (90) days, any party can terminate the Agreement in accordance with the stipulations of Article 4. 2.

6.	Dispute Settlement

6.1.	Friendly consultation

If both parties have any dispute on the Agreement, one party must:

(a)	Send a notice to the other party, telling the existence of the relevant dispute; and

(b)	Do its best to settle the dispute through friendly consultation.

6.2.	Arbitration

(a)	If the dispute mentioned in Article 6.1 is not settled through friendly consultation, one party can submit the dispute to China International Economic and Trade Arbitration Commission for settlement through its universally applicable arbitration rules, and through citation of this article, and these rules shall be deemed as the component part of this article.

(b)	Arbitration tribunal must consist of three arbitrators, and the arbitrators must be selected from the list of arbitrators of China International Economic and Trade Arbitration Commission in the following way;

(1)	The applicant selects one (1) arbitrator in accordance with arbitration rules;

(2)	The respondent selects one (1) arbitrator in accordance with arbitration rules; and

(3)	The director of the arbitration commission selects one (1) arbitrator as chief arbitrator in accordance with arbitration rules.

(c)	Arbitration hearing must:

(1)	be held in Shanghai, China; and

(2)	be conducted in Chinese.

(d)	The arbitration award must be final, and shall be binding on both parties, and both parties agree to do in accordance with the arbitration award.

(e)	The arbitration charge must be borne by the party appointed by the award.

6.3.	Extended rights and obligations

Settlement through friendly consultation in accordance with Article 6.1 or Arbitration in accordance with the rule of Article 6.2, both parties:

(a)	can exercise their respective other rights under the Agreement; and

(b)	must perform their rest obligation under the Agreement, except disputed matters.

7.	Confidentiality

During the effective term of the Agreement and within two years after the termination of the agreement, the licensee shall not:

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(a)	Without the written approval of the licensor, directly or indirectly disclose any confidential information to anyone other than its employees or consultant; or

(b)	Use or duplicate confidential information not for the purpose of the Agreement.

8.	Transfer or sub-license

Without the written consent of the licensor, the licensee shall not

(a)	Transfer or sub-license all or part of the Agreement; or

(b)	Transfer to its affiliated company all or part of its rights and/or obligations under the contract.

9.	Notification

9.1.	Ways of notification

Any notice, consent, approval or other correspondence sent in accordance with the Agreement:

(a)	Witten in Chinese;

(b)	Signed by the sender or representative authorized by the sender; and

(c)	Through:

(1)	Dedicated person posts or posts as prepaid mail to other party’s address; or

(2)	Send through fax to fax number of the other party, and the facsimile apparatus sending the text shall give the completely sent report.

9.2.	Notified Address

Parties’ addresses, postcodes and fax numbers shall be as follows, or in accordance with notice given to other party:

Licensor: Shanda Computer (Shanghai) Co. Ltd.)

Address: No. 208, Juli Road, Pudong New Area, Shanghai

Postcode: 201203

Licensor: Shanghai Shanda Networking Co., Ltd.

Address: No. 208, Juli Road, Pudong New Area, Shanghai

Postcode: 201203

Licensee: Shenqu Information Technology (Shanghai) Co., Ltd.

Address: Building 1, No. 690, Bibo Road, Pudong New Area, Shanghai

Postcode: 201203

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10.	Miscellaneous

10.1.	Agreement Amendment

Both parties can only amend, add, replace or update the Agreement by otherwise signing written document

10.2.	Governing Law

The agreement is governed by Chinese laws that are already published, come into force, and announced.

10.3.	Effectiveness of the Agreement

The agreement shall come into force upon signature and seal by both parties.

10.4.	Waive

For waiving any right, a written document must be issued, and signed by the party putting forward the waiving, and:

(a)	Any other behavior of one party (including not exercising or delay in exercising the right) shall all not act as waiving the right, or stop exercising the right in any other way;

(b)	If a party has already waived a certain right on one or many occasions, and when the right is generated again, the party shall not be deemed as waiving the right; and

(c)	Exercising a certain right shall not stop further exercising the right or any other right.

10.5.	Severability

The invalidity of any article of the agreement shall not influence the effectiveness of any other article of the Agreement.

10.6.	Language

The Agreement shall be written in Chinese.

10.7.	Signature

The Agreement shall be in duplicate with Chinese version, and each party shall keep one (1) copy respectively.

[The remainder of this page is intentionally left blank; please find the signature page herewith attached]

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[Signature Page]

Licensors:	Shanda Computer (Shanghai) Co. Ltd.

/s/ (stamp)

Shanghai Shanda Networking Co., Ltd.

/s/ (stamp)

Licensee:	Shengqu Information Technology (Shanghai) Co., Ltd.

/s/ (stamp)

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Appendix 1

No.	Trademark	Owner	Type	Application No.	Application Date	Registration Date	Expiration Date
1	盛大巨星	Shanda Computer (Shanghai) Co. Ltd.	16	6448734	12/20/2007
		Shanda Computer (Shanghai) Co. Ltd.	25	6448730		9/28/2010	9/27/2020
		Shanghai Shanda Networking Co., Ltd.	41	6448726		12/7/2010	12/6/2020
		Shanda Computer (Shanghai) Co. Ltd.	28	6448729		7/14/2010	7/13/2020
		Shanda Computer (Shanghai) Co. Ltd.	42	6448731		9/21/2010	9/20/2020
		Shanda Computer (Shanghai) Co. Ltd.	18	6448733		9/28/2010	9/27/2020
		Shanda Computer (Shanghai) Co. Ltd.	30	6448728
		Shanda Computer (Shanghai) Co. Ltd.	32	6448727		3/21/2010	3/20/2020
		Shanda Computer (Shanghai) Co. Ltd.	9	6448732		5/7/2010	5/6/2020
2		Shanda Computer (Shanghai) Co. Ltd.	9	4765789	7/8/2005	5/28/2008	5/27/2018
		Shanda Computer (Shanghai) Co. Ltd.	35	4765788		1/28/2009	1/27/2019
		Shanda Computer (Shanghai) Co. Ltd.	38	4765787		2/21/2009	2/20/2019
		Shanghai Shanda Networking Co., Ltd.	41	4765786		2/21/2009	2/20/2019
		Shanda Computer (Shanghai) Co. Ltd.	42	4765785		2/28/2009	2/27/2019
3		Shanda Computer (Shanghai) Co. Ltd.	9	6172433	7/19/2007	12/21/2010	12/20/2020
		Shanghai Shanda Networking Co., Ltd.	41	6172432	7/19/2007	6/7/2010	6/6/2020
4	盛大疯狂坦克	Shanghai Shanda Networking Co., Ltd.	41	3380917	11/25/2002	8/7/2004	8/6/2014
5		Shanda Computer (Shanghai) Co. Ltd.	9	5208422	3/13/2006	7/14/2009	7/13/2019
		Shanda Computer (Shanghai) Co. Ltd.	28	5208421		7/14/2009	7/13/2019
		Shanghai Shanda Networking Co., Ltd.	41	5208420
6		Shanda Computer (Shanghai) Co. Ltd.	9	3860177	12/24/2003	1/21/2006	1/20/2016
		Shanda Computer (Shanghai) Co. Ltd.	16	3860176		5/7/2006	5/6/2016
		Shanda Computer (Shanghai) Co. Ltd.	25	3860175		1/14/2007	1/13/2017
		Shanda Computer (Shanghai) Co. Ltd.	28	3860174		1/14/2007	1/13/2017
		Shanda Computer (Shanghai) Co. Ltd.	38	3860173		6/7/2006	6/6/2016
		Shanghai Shanda Networking Co., Ltd.	41	3860172		4/7/2006	4/6/2016
		Shanda Computer (Shanghai) Co. Ltd.	42	3860171		11/7/2006	11/6/2016
7	盛大游戏 (LOGO)	Shanda Computer (Shanghai) Co. Ltd.	9	8968932	12/20/2010	2013/08/07	2023/08/07
		Shanda Computer (Shanghai) Co. Ltd.	16	8960861	12/16/2010	2011/12/28	2021/12/27
		Shanda Computer (Shanghai) Co. Ltd.	25	8960925	12/16/2010	2012/02/28	2022/02/27
		Shanda Computer (Shanghai) Co. Ltd.	28	8960983	12/16/2010	1/21/2013	1/20/2023
		Shanda Computer (Shanghai) Co. Ltd.	35	8963291	12/17/2010
		Shanda Computer (Shanghai) Co. Ltd.	38	8963346	12/17/2010
		Shanda Computer (Shanghai) Co. Ltd.	42	8963392	12/17/2010
		Shanda Computer (Shanghai) Co. Ltd.	41	8955319	12/15/2010	2012/02/21·	2/20/2022
8		Shanda Computer (Shanghai) Co. Ltd.	9	8968931	12/20/2010	12/7/2012	12/6/2022
		Shanda Computer (Shanghai) Co. Ltd.	16	8960876	12/16/2010	2/7/2012	2/6/2022
		Shanda Computer (Shanghai) Co. Ltd.	25	8960941	12/16/2010	2/28/2012	2/27/2022
		Shanda Computer (Shanghai) Co. Ltd.	28	8960996	12/16/2010	11/14/2012	11/13/2012
		Shanda Computer (Shanghai) Co. Ltd.	35	8963305	2011.01.05	1/7/2012	1/7/2022
		Shanda Computer (Shanghai) Co. Ltd.	38	8960354	2011.01.05
		Shanda Computer (Shanghai) Co. Ltd.	42	8963405	12/17/2010
		Shanghai Shanda Networking Co., Ltd.	41	8955329	12/15/2010
9	盛大游戏图形 (新LOLGO)	Shanda Computer (Shanghai) Co. Ltd.	9	8968933	12/20/2010	2/14/2012	2/13/2022
		Shanda Computer (Shanghai) Co. Ltd.	16	8960852	12/16/2010	12/28/2011	12/27/2021
		Shanda Computer (Shanghai) Co. Ltd.	25	8960913	12/16/2010
		Shanda Computer (Shanghai) Co. Ltd.	28	8960961	12/16/2010
		Shanda Computer (Shanghai) Co. Ltd.	35	8963273	12/17/2010	3/7/2012	3/6/2022
		Shanda Computer (Shanghai) Co. Ltd.	38	8963332	12/17/2010	12/28/2011	12/27/2021
		Shanda Computer (Shanghai) Co. Ltd.	42	8963382	12/17/2010
		Shanghai Shanda Networking Co., Ltd.	41	8955324	12/15/2010
10	盛大传奇	Shanda Computer (Shanghai) Co. Ltd.	9	9836470	8/12/2011
		Shanda Computer (Shanghai) Co. Ltd.	42	9820540	8/8/2011	10/7/2012	10/6/2022
		Shanghai Shanda Networking Co., Ltd.	41	9820571	8/8/2011
11	game all star (图形)	Shanda Computer (Shanghai) Co. Ltd.	9	9875684	8/22/2011	12/7/2012	12/6/2022
		Shanda Computer (Shanghai) Co. Ltd.	35	9875753	8/22/2011	10/28/2012	10/27/2022
12	all star (图形)	Shanda Computer (Shanghai) Co. Ltd.	9	9875732
		Shanda Computer (Shanghai) Co. Ltd.	35	9875731
13		Shanda Computer (Shanghai) Co. Ltd.	25	7686364	9/10/2009	2011-10-21	10/20/2021
		Shanda Computer (Shanghai) Co. Ltd.	41	7686371	9/10/2009	2011-10-21	10/20/2021
		Shanda Computer (Shanghai) Co. Ltd.	41	7626919	8/18/2009	2012-8-28	8/27/2022
		Shanda Computer (Shanghai) Co. Ltd.	42	7686368	9/10/2009	2011-10-21	10/20/2021
14		Shanghai Shanda Networking Co., Ltd.	41	7686372	9/10/2009	2011-10-21	10/20/2021
		Shanghai Shanda Networking Co., Ltd.	42	7686353	9/10/2009	2011-10-21	10/20/2021